Exhibit 32

The following certification is furnished pursuant to the requirements of the Securities and Exchange Commission and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.  Such certifications shall not be deemed incorporated by reference into any filing under the Securities act of 1933 or the Securities Exchange act of 1934, except to the extent that such certification is specifically incorporated by reference by the registrant.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Metro One Telecommunications, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Timothy A. Timmins, Chief Executive Officer and Dale N. Wahl, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2003	/s/ Timothy A. Timmins
Timothy A. Timmins President and Chief Executive Officer

/s/ Dale N. Wahl
Dale N. Wahl Senior Vice President, Chief Financial Officer